As filed with the Securities and Exchange Commission on June 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

UNDER

THE SECURITIES ACT OF 1933

BioSig Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	3845	26-4333375
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

55 Greens Farms Road, 1st Floor

Westport, CT 06880

(203) 409-5444

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony Amato

Chief Executive Officer

BioSig Technologies, Inc.

55 Greens Farms Road, 1st Floor

Westport, CT 06880

(203) 409-5444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 27, 2024

PROSPECTUS

BioSig Technologies, Inc.

1,680,631 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus from time to time of up to 1,680,631 shares of our common stock, par value $0.001 per share, issuable upon the exercise of outstanding warrants issued on May 30, 2024, pursuant to (i) securities purchase agreements dated as of May 29, 2024 and the purchasers named on the signature pages thereto (the offering of warrants under such securities purchase agreements, the “May 2024 Offering”) and (ii) an engagement letter (the “Engagement Letter”), dated as of May 29, 2024, between us and H.C. Wainwright & Co., LLC (the “Placement Agent,” and the warrants issued pursuant to the Engagement Letter and in the May 2024 Offering, collectively, the “Warrants”).

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. Upon the cash exercise of the Warrants however, we will receive the exercise price of such Warrants, for an aggregate of approximately $3,058,317.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of common stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their sales of our common stock.

Our common stock trades on the OTC Markets’ Pink Current Information tier under symbol “BSGM”. On June 26, 2024, the last reported sales price for our common stock was $0.368 per share.

Investment in our common stock involves a high degree of risk. See “Risk Factors” contained in this prospectus on page 5, in our periodic reports filed from time to time with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus, and in any applicable prospectus supplement. You should carefully read this prospectus and the documents we incorporate by reference, before you invest in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June               , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the SEC pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 5 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. In this prospectus, unless otherwise stated or the context otherwise requires, references to “Biosig,” “Company,” “we,” “us,” “our” or similar references mean BioSig Technologies, Inc. and its subsidiaries taken as a whole.

Overview

BioSig Technologies is a medical device company with an advanced digital signal processing technology platform to deliver insights to the treatment of cardiovascular arrhythmias. Through collaboration with physicians, experts, and healthcare leaders across the field of electrophysiology (EP), we are committed to addressing healthcare’s biggest priorities — saving time, saving costs, and saving lives.

Our first product, the PURE EP™ System, is an FDA 510(k) cleared non-invasive class II device consisting of a unique combination of hardware and software designed to provide unprecedented signal clarity and precision for real-time visualization of intracardiac signals paving the way for personalized patient care. Integrating with existing systems in the EP lab, PURE EP™ is designed to accurately pinpoint even the most complex signals to maximize procedural success and efficiency.

By capturing critical cardiac signals—even the most complex, the PURE EP™ System is designed to enhance clinical decision-making and improve clinical workflow for all types of arrhythmias - even the most challenging procedures for cardiac arrhythmias, like ventricular tachycardia (VT) and atrial fibrillation (AF).

Our owned patent portfolio now includes 36 (issued/allowed) issued utility patents (24 utility patents where BioSig is at least one of the applicants). Twenty five additional U.S. and foreign utility patent applications are pending covering various aspects of our PURE EP System for recording, measuring, calculating and displaying of electrocardiograms during cardiac ablation procedures (25 U.S. and foreign utility patent applications where either BioSig, Mayo, or both is at least one of the applicants). We also have one U.S. patent and one U.S. Pending application directed to artificial intelligence (AI). We also have 30 issued worldwide design patents, which cover various features of our display screens and graphical user interface for enhanced visualization of biomedical signals (30 design patents where BioSig is at least one of the applicants). Finally, we have licenses to 12 (issued/allowed) patents and 9 additional worldwide utility patent applications from Mayo Foundation for Medical Education and Research that are pending (12 issued/allowed patents and 9 applications where only Mayo is the applicant). These patents and applications are generally directed to electroporation and stimulation.

Reverse Stock Split

On January 31, 2024, the Company filed a Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, effective February 2, 2024. Pursuant to the Reverse Stock Split Amendment, the Company effected a 1-for-10 reverse stock split of its issued and outstanding shares of common stock. Authorized common and preferred stock was not adjusted because of the reverse stock split. Unless the context expressly dictates otherwise, all references to share and per share amounts referred to herein give effect to the reverse stock split.

Notices of Delisting

On March 5, 2024, the Company received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has not regained compliance with Listing Rule 5550(a)(2) because the Company’s common stock did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market, and the Company is not eligible for a second 180 day cure period under Rule 5810(c)(3)(A)(2) because the Company does not comply with the $5,000,000 minimum stockholders’ equity initial listing requirement for The Nasdaq Capital Market, and that accordingly, Nasdaq would delist the Company’s common stock unless the Company requested an appeal of this determination. On March 11, 2024, the Company submitted a request for a hearing before the Nasdaq Hearings Panel (the “Hearings Panel”) to appeal the Staff’s delisting determination.

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On March 12, 2024, the Company received a letter from the Staff stating that based upon the Staff’s review of the Company and pursuant to Listing Rule 5101, the Staff believes that the Company no longer has an operating business and is a “public shell,” and that the continued listing of its securities is no longer warranted, in view of work force reductions and resignations of members of the board of directors and officers.

The letter further stated that the Company no longer meets the requirement of Rule 5550(b)(2) to maintain a minimum Market Value of Listed Securities of $35 million, if none of the other standards set forth in Rule 5550(b) is met.

The Staff stated that the foregoing matters serve as an additional basis for delisting the Company’s common stock from The Nasdaq Capital Market, and that the Hearings Panel will consider this matter in rendering a determination regarding the Company’s continued listing on The Nasdaq Capital Market.

The Company appealed the foregoing determinations. The requested hearing before the Hearings Panel was held on May 7, 2024.

On May 6, 2024, the Company received a letter from the Staff stating that the Company has regained compliance with the bid price requirements in Listing Rule 5550(a)(2) because the bid price of the common stock closed at or above $1.00 per share for a period of 20 consecutive business days, from April 8, 2024 to May 3, 2024.

On May 28, 2024, the Company was notified by Nasdaq that the Hearings Panel determined that the Company is not a public shell and granted the Company’s request for continued listing subject to, among other conditions, (i) the Company’s compliance with all applicable criteria for continued listing on The Nasdaq Capital Market, including the $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”), by June 6, 2024, (ii) on or before May 31, 2024, the Company must notify the Hearings Panel that it has completed the transactions described to the Hearings Panel to achieve compliance with the Equity Rule and (iii) on or before June 6, 2024, the Company must file a Form 8-K describing these transactions and indicating its post-transaction equity.

On June 10, 2024, the Company received formal notice that the Hearings Panel had determined to delist the Company’s common stock from Nasdaq due to the Company’s continued non-compliance with the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(2) for continued listing on The Nasdaq Capital Market. As a result, trading in the Company’s common stock was suspended on The Nasdaq Capital Market effective with the open of business on June 12, 2024. The Company’s common stock commenced trading on the OTC Markets’ Pink Current Information tier under symbol “BSGM” effective with the open of trading on June 12, 2024.

On June 13, 2024, the Company submitted a request for reconsideration to appeal the Hearings Panel’s decision to delist the Company’s common stock from Nasdaq. On June 24, 2024, the Company received formal notice that the Hearings Panel declined to reconsider its decision. On June 25, 2024, the Company appealed the Hearing Panel’s June 10, 2024, determination in an effort to maintain the Company’s listing on Nasdaq. The Company is at present seeking approval for its common stock to trade on the OTC Market’s OTCQB trading platform.

Recent Developments

On May 1, 2024, the Company entered into a securities purchase agreement with certain accredited investors, pursuant to which the Company sold to the investors an aggregate of 783,406 shares of the Company’s common stock at a purchase price of $1.4605 per share, and warrants to purchase up to 391,703 shares of common stock at an exercise price of $1.398 per share, that will become exercisable six months after the date of issuance and will expire five and one-half years following the date of issuance, in exchange for aggregate consideration of $1,144,164, including $634,999 in cash and $509,165 representing conversion of the principal balance of and accrued interest on a previously issued related party note payable. The note was not convertible by its terms, but the holder agreed to convert it into shares of common stock and warrants under the terms of the purchase agreement.

On June 5, 2024, Frederick D. Hrkac resigned as acting chief financial officer and principal accounting officer of the Company, effective as of the same date. Also on June 5, 2024, the Company and Ferdinand Groenewald entered into a consulting agreement (the “Agreement”) effective June 5, 2024, pursuant to which Mr. Groenewald will lead accounting and financial reporting activities of the Company. Mr. Groenewald will serve as the Company’s interim chief financial officer, principal accounting officer and vice president of finance. The Agreement will continue indefinitely until terminated by either party upon 30 days’ advance notice. The Agreement provides for compensation at a fixed rate of $15,000 per month and reimbursement by the Company for any usual and customary business expenses incurred by Mr. Groenewald in connection with performing services pursuant to the Agreement. In addition, the Agreement provides for the Company to indemnify Mr. Groenewald on terms customary for officers.

Corporate Information

We were formed as BioSig Technologies, Inc., a Nevada corporation, in February 2009. In April 2011, we merged with our wholly-owned subsidiary, BioSig Technologies Inc., a Delaware corporation, with the Delaware corporation continuing as the surviving entity. Our principal executive offices are located at 54 Wilton Road, 2nd Floor, Westport, Connecticut 06880, and our telephone number is (203) 409-5444. Our website address is www.biosig.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the SEC. Information contained on our website does not form a part of this prospectus.

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THE OFFERING

Common Stock to be Offered by the Selling Stockholders	Up to 1,680,631 shares of our common stock which are issuable upon the exercise of the Warrants.

Use of Proceeds	All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for working capital purposes and general corporate purposes. See “Use of Proceeds” beginning on page 6 of this prospectus for additional information.

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 10 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

OTC Markets’ Pink Symbol	Our common stock is traded on the OTC Markets’ Pink Current Information tier under symbol “BSGM”.

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 5 of this prospectus and the documents incorporated by reference in this prospectus.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus, and in the other reports that we file with the SEC and incorporate by reference into this prospectus, before deciding to invest in our common stock. The risks and uncertainties we have described are not the only ones we face.

If any of the events described in these risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our securities could decline, and you may lose all or part of your investment in our securities. The risks discussed include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” and “would,” or the negative of these terms, or similar expressions. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

●	our history of recurring losses and negative cash flows from operating activities and the uncertainty regarding the adequacy of our liquidity to pursue or complete our business objectives, and substantial doubt regarding our ability to continue as a going concern;

●	the results of ongoing and future clinical studies;

●	our inability to successfully develop or commercialize our product candidates;

●	market acceptance of existing and new products;

●	our inability to carry out research, development and commercialization plans;

●	our inability to complete preclinical testing and clinical trials as anticipated;

●	changes in our relationship with key collaborators;

●	our ability to adequately protect and enforce rights to intellectual property;

●	our need to raise additional capital to meet our business requirements in the future and the difficulties in obtaining financing on commercially reasonable terms, or at all;

●	intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

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●	entry of new competitors and products and potential technological obsolescence of our products;

●	effect of healthcare legislation or reform measures that may substantially change the market for medical care or healthcare coverage in the U.S.;

●	our failure to obtain regulatory approvals;

●	adverse market and economic conditions;

●	our de-listing from The Nasdaq Capital Market;

●	our business, results of operations and financial condition may be adversely impacted by public health epidemics, including the COVID-19 outbreak;

●	loss of one or more key executives;

●	difficulties in securing and retaining regulatory approval to market our product and product candidates; and

●	depth of the trading market in our common stock.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

All shares of common stock offered by this prospectus are being registered for the account of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for working capital and general corporate purposes.

SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as gifts, pledges or other non-sale related transfers.

We have prepared this prospectus to allow the selling stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 1,680,631 shares of our common stock which are issuable upon the exercise of the Warrants.

May 2024 Securities Purchase Agreement

On May 29, 2024, we entered into a securities purchase agreement with the selling stockholders, pursuant to which we agreed to issue and sell (i) in a registered direct offering to certain investors 1,570,683 shares of common stock at a price of $1.91 per share and (ii) in a concurrent private placement, the Warrants exercisable for an aggregate of up to 1,570,683 shares of common stock, at an exercise price of $1.78 per share. The registered direct offering and concurrent private placement closed on May 30, 2024.

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Pursuant to the terms of the securities purchase agreement, we are required within 30 days of the offering to file a registration statement on Form S-1 or other appropriate form registering the resale of the shares of common stock issued and issuable upon the exercise of the Warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 60 days of the closing date of the offering (or within 90 days of the closing date of the offering in case of “full review” of such registration statement by the SEC), and to keep the registration statement effective at all times until no investor owns any Warrants or shares issuable upon exercise thereof.

Placement Agent Warrants

As part of the compensation to the Placement Agent in connection with the May 2024 Offering, pursuant to the Engagement Letter, we issued to designees of the Placement Agent unregistered Warrants to purchase up to an aggregate of 109,948 shares of common stock at an exercise price of $2.3875. These Warrants are exercisable immediately and will expire five years from the commencement of the sales pursuant to the May 2024 Offering.

The resale of the common stock issuable upon exercise of the Warrants issued to the Placement Agent is being registered in this registration statement.

Relationship with the Selling Stockholders

The Selling Stockholders have not had any material relationships with our officers, directors, or affiliates over the past three years, except as described below.

The Placement Agent has been engaged in investment banking, advisory and other commercial dealings in the ordinary course of business with us for which it has received customary compensation. The Placement Agent acted as the placement agent in connection with the May 2024 Offering and our registered direct offering in November 2023, and it received compensation for such offerings.

Information About Selling Stockholders Offering

The shares of common stock being offered by the selling stockholders are the 1,680,631 shares of our common stock issuable upon the exercise of the Warrants. We are registering these shares in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the ownership of the shares of common stock by the selling stockholders. The second column lists the number of shares of common stock owned by the selling stockholders, based on their respective ownership of the shares of common stock as of June 27, 2024 and securities convertible or exercisable into shares of common stock within 60 days of June 27, 2024, assuming the exercise of the Warrants held by each selling stockholder on that date, without regard to any limitations on the exercise of the Warrants. The third column lists the maximum number of shares of common stock being offered in this prospectus by each selling stockholder, issuable upon exercise of the Warrants, respectively, without regard to any limitations on the exercise of the Warrants. The fourth and fifth columns list the number of shares of common stock owned after the offering and the percentage of outstanding common stock, assuming in both cases the exercise of the Warrants held by that selling stockholder, without regard to any limitations on the exercise of the Warrants and the sale of all of the shares of common stock offered by that selling stockholder pursuant to this prospectus.

Except as otherwise indicated below, based on the information provided to us by the selling stockholders, and to the best of our knowledge, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

The third column lists the shares of common stock being offered pursuant to this prospectus by the selling stockholders.

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Name of Selling Stockholder	Number of Shares Owned Prior to Offering		Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering(1)	Percentage of Shares Owned After Offering
Anson East Master Fund LP	115,184	(2)	115,184	0	*
Anson Investments Master Fund LP	408,377	(3)	408,377	0	*
Intracoastal Capital, LLC	523,561	(4)	523,561	0	*
CVI Investments, Inc.	759,761	(5)	523,561	236,200	*
Charles Worthman(6)	1,589	(7)	1,099	490	*
Craig Schwabe(6)	5,364	(8)	3,711	1,653	*
Noam Rubinstein(6)	50,063	(9)	34,634	15,429	*
Michael Vasinkevich(6)	101,912	(10)	70,504	31,408	*

*	Less than 1.0%

(1)	Assumes the sale of the maximum number of shares of common stock registered pursuant to this prospectus by such selling stockholder.

(2)	Consists of shares of common stock issuable upon exercise of the Warrants which are being registered hereby. The securities are directly held by Anson East Master Fund LP (“AEMF”). Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of AEMF, hold voting and dispositive power over the securities held by AEMF. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of AEMF is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(3)	Consists of shares of common stock issuable upon exercise of the Warrants which are being registered hereby. The securities are directly held by Anson Investments Master Fund LP (“AIMF”). Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of AIMF, hold voting and dispositive power over the securities held by AIMF. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of AIMF is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

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(4)	Consists of shares of common stock issuable upon exercise of the Warrants which are being registered hereby. The securities are directly held by Intracoastal Capital, LLC (“Intracoastal”). Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The address for Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.

(5)	Includes 523,561 shares of common stock issuable upon exercise of the Warrants which are being registered hereby. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale pursuant to the Registration Statement on Form S-1 of which this prospectus forms a part. The address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.

(6)	The selling stockholder was issued Warrants as a designee of the Placement Agent in connection with the May 2024 Offering. The selling stockholder is affiliated with H.C. Wainwright & Co., LLC, a registered broker-dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, and, as a designee of the Placement Agent, received the Warrants as compensation in the transaction described under the caption “Placement Agent Warrants”. The selling stockholder acquired the Warrants in the ordinary course of business and, at the time the Warrants were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. The selling stockholder has sole voting and dispositive power over the securities held.

(7)	Consists of (i) 490 shares of common stock issuable upon exercise of warrants issued to the Placement Agent for our registered direct offering in November 2023 and (ii) 1,099 shares of common stock issuable upon exercise of the Warrants which are being registered hereby.

(8)	Consists of (i) 1,653 shares of common stock issuable upon exercise of warrants issued to the Placement Agent for our registered direct offering in November 2023 and (ii) 3,711 shares of common stock issuable upon exercise of the Warrants which are being registered hereby.

(9)	Consists of (i) 15,429 shares of common stock issuable upon exercise of warrants issued to the Placement Agent for our registered direct offering in November 2023 and (ii) 34,634 shares of common stock issuable upon exercise of the Warrants which are being registered hereby.

(10)	Consists of (i) 31,408 shares of common stock issuable upon exercise of warrants issued to the Placement Agent for our registered direct offering in November 2023 and (ii) 70,504 shares of common stock issuable upon exercise of the Warrants which are being registered hereby.

9

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, each amended to date, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2024, and the forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Authorized Capital Stock

We have authorized 201,000,000 shares of capital stock, par value $0.001 per share, of which 200,000,000 are shares of common stock and 1,000,000 are shares of “blank check” preferred stock, of which 200 are authorized as Series A Preferred Stock, 600 are authorized as Series B Preferred Stock, 4,200 are authorized as Series C Preferred Stock, 1,400 are authorized as Series D Preferred Stock, 1,000 are authorized as Series E Preferred Stock and 200,000 are authorized as Series F Junior Participating Preferred Stock. As of June 25, 2024, there were 15,110,846 shares of common stock outstanding, 105 shares of Series C Preferred Stock issued and outstanding and no shares of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock or Series F Junior Participating Preferred Stock issued and outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on any matter other than the election of directors that is presented to stockholders at a duly called or convened meeting at which a quorum is present is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by our certificate of incorporation, our bylaws, the rules or regulations of any stock exchange applicable to us, or applicable law or pursuant to any regulation applicable to us or our securities.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

The transfer agent and registrar for our common stock is Securities Transfer Corporation. The transfer agent’s address is 2901 N Dallas Parkway Suite 380 Plano, Texas 75093. Our common stock is traded on the OTC Markets’ Pink Current Information tier under symbol “BSGM”.

PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest may, from time to time, offer some or all of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for working capital purposes. We will bear all fees and expenses incident to our obligation to register the shares of our common stock covered by this prospectus.

10

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an over-the-counter distribution;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of the selling stockholders to include the selling stockholders’ pledgees, transferees, or other successors in interest as selling stockholder under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

11

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect certain transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conforms to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the names of the selling stockholders, the purchase price and public offering price, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any other person participating in a sale of the common stock registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel, LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2023 and 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Marcum LLP’s report includes an explanatory paragraph relating to our ability to continue as a going concern. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov/.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.biosig.com.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, www.biosig.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 16, 2024;

our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May 20, 2024;

our Current Reports on Form 8-K, filed on January 8, 2024, January 12, 2024, January 31, 2024, February 1, 2024, February 2, 2024, February 21, 2024, February 28, 2024, March 11, 2024, March 12, 2024, May 2, 2024, May 3, 2024, May 7, 2024, May 7, 2024, May 7, 2024, May 21, 2024, May 28, 2024, May 30, 2024, June 10, 2024, June 11, 2024; and June 26, 2024 (other than any portions thereof deemed furnished and not filed); and

the description of the Company’s common stock and warrants contained in the Form 8-A filed with the SEC on September 17, 2018, as amended by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendments thereto or reports filed for the purposes of updating this description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

BioSig Technologies, Inc.

Attn: Corporate Secretary

55 Greens Farms Road, 1st Floor

Westport, CT 06880

(203) 409-5444

You may also access the documents incorporated by reference in this prospectus through our website at www.biosig.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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1,680,631 Shares

COMMON STOCK

PROSPECTUS

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all the amounts shown are estimates.

SEC registration fee	$90.55
Legal fees and expenses	25,000.00
Accounting fees and expenses	8,000.00
—
Total	$33,090.55

Item 14. Indemnification of Directors and Officers

Set forth below is a description of certain provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”) and Amended and Restated Bylaws, as amended to date (the “Bylaws”), and the Delaware General Corporation Law (the “DGCL”). This description is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation, the Bylaws and the DGCL.

Limitation on Liability of Directors

Article IX of the Certificate of Incorporation limits the personal liability of directors to the Company or the Company’s stockholders for monetary damages for acts or omissions occurring in their capacity as directors, to the fully extent permitted by the laws of the State of Delaware and any other applicable law, as such laws currently exist and to such greater extent as they may provide in the future.

Indemnification and Insurance

Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

The Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Item 15. Recent Sales of Unregistered Securities.

On July 2, 2021, we issued to Laidlaw & Company (UK) Ltd. (“Laidlaw”) or its designees warrants to purchase up to an aggregate 12,500 shares of common stock, at a price per share equal to $48.00 per share exercisable on a “cashless” basis in connection with a best efforts public offering in July 2021.

On June 24, 2022, we issued to Laidlaw or its designees warrants to purchase up to an aggregate 21,709 shares of common stock, at a price per share equal to $9.00 per share exercisable on a “cashless” basis in connection with a best efforts public offering in June 2024.

From August 2021 to December 2021, we issued an aggregate of 48,156 shares of common stock to certain service providers in consideration of their business development services.

II-1

Pursuant to certain engagement agreements, dated October 11, 2022, February 24, 2023 and July 26, 2023, the Company had entered into with Laidlaw, the Company issued to Laidlaw in connection with the 2022 & 2023 PIPEs, warrants to purchase an aggregate of 82,327 shares of common stock at an average exercise price of $7.6505 per share.

From February 2022 to December 2022, we issued an aggregate of 64,911 shares of common stock to certain service providers in consideration of their business development services.

On November 18, 2022, we issued to consultants an aggregate of 25,000 warrants to purchase shares of common stock, at an exercise price of $4.066 per share.

On November 18, 2022, we issued to investors an aggregate of 354,152 shares of common stock at a purchase price of $4.10 per share.

On December 21, 2022, we issued to investors an aggregate of 216,162 shares of common stock at a purchase price of $5.08 per share and warrants to purchase up to 108,083 shares of common stock, at an exercise price of $4.455 per share.

On January 10, 2023, we issued to investors an aggregate of 217,837 shares of common stock at a purchase price of $5.7608 per share and warrants to purchase up to 108,923 shares of common stock, at an exercise price of $5.1358 per share.

On January 23, 2023, we issued to an investor 166,539 shares of common stock at a purchase price of $7.806 per share, and a warrant to purchase up to 83,270 shares of common stock at an exercise price of $7.181 per share.

From January 2023 to December 2023, we issued an aggregate of 809,291 shares of common stock to certain service providers in consideration of their business development services.

On February 3, 2023, we issued to investors an aggregate of 159,177 shares of common stock at a purchase price of $8.588 per share and warrants to purchase up to 79,590 shares of common stock, at an exercise price of $7.963 per share.

On February 8, 2023, we issued to investors an aggregate of 38,233 shares of common stock at a purchase price of $10.7242 per share and warrants to purchase up to 19,118 shares of common stock, at an exercise price of $10.0992 per share.

On March 14, 2023, we issued to investors an aggregate of 155,061 shares of common stock at a purchase price of $11.0928 per share and warrants to purchase up to 77,534 shares of common stock, at an exercise price of $10.4678 per share.

On March 24, 2023, we issued to investors an aggregate of 93,515 shares of common stock at a purchase price of $10.885 per share and warrants to purchase up to 46,758 shares of common stock, at an exercise price of $10.26 per share.

On April 18, 2023, we issued to investors an aggregate of 79,252 shares of common stock at a purchase price of $11.925 per share and warrants to purchase up to 39,630 shares of common stock, at an exercise price of $11.30 per share.

On May 16, 2023, we issued to investors an aggregate of 179,851 shares of common stock at a purchase price of $13.905 per share and warrants to purchase up to 89,928 shares of common stock, at an exercise price of $13.28 per share.

On July 31, 2023, we issued to investors an aggregate of 146,763 shares of common stock at a purchase price of $10.2206 per share, and a warrant to purchase up to 73,382 shares of common stock, at an exercise price of $9.5956 per share.

On September 12, 2023, we issued to investors 99,097 shares of common stock at a purchase price of $5.5502 per share and warrants to purchase up to 49,550 shares of common stock, at an exercise price of $4.9252 per share.

On September 21, 2023, we issued to investors 145,883 shares of common stock at a purchase price of $5.554 per share and warrants to purchase up to 72,945 shares of common stock, at an exercise price of $4.929 per share.

On October 12, 2023, we issued to investors 113,009 shares of common stock at a purchase price of $5.2876 per share and warrants to purchase up to 56,500 shares of common stock, and at an exercise price of $4.6626 per share.

On November 8, 2023, we issued (i) 699,693 shares of common stock at a purchase price of $3.573 per share and (ii) warrants to purchase up to 1,399,386 shares of common stock,  at an exercise price of $3.573 per share and will became exercisable on the effective date of stockholder approval for the issuance of the shares upon exercise of the warrants (or, if permitted by the applicable rules and regulations of Nasdaq, upon payment by the holder of $1.25 per share in addition to the applicable exercise price). In addition, on November 8, 2023, we issued to placement agent warrants to purchase up to an aggregate 48,980 shares of common stock, at a price per share equal to $4.466 per share exercisable on a “cashless” basis in connection with the registered direct offering in November 2023.

II-2

On January 12, 2024, we issued 260,720 shares of the Company’s common stock at a purchase price of $3.989 per share and warrants to purchase up to 130,363 shares of common stock to investors, at an exercise price of $3.364 per share.

On May 1, 2024, we issued 783,406 shares of the Company’s common stock at a purchase price of $1.4605 per share and warrants to purchase up to 391,703 shares of common stock to investors, at an exercise price of $1.398 per share.

On May 29, 2024, we issued: (i) warrants exercisable for an aggregate of up to 1,570,683 shares of common stock, at an exercise price of $1.78 per share of common stock; and (ii) warrants exercisable for an aggregate of up to 109,948 shares of common stock, at an exercise price of $2.3875 per share of common stock.

From January 2024 to May 2024, the Company issued an aggregate of 3,186,577 shares of common stock to certain service providers in consideration of their business development services.

In connection with each of the foregoing issuances, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering and/or Rule 506 thereunder.

Item 16. Exhibit Index.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form S-1 filed on July 22, 2013)
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.2 to the Form S-1 filed on July 22, 2013)
3.3	Certificate of Second Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.3 to the Form S-1 filed on July 22, 2013)
3.4	Certificate of Third Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.5 to the Form S-1/A filed on January 21, 2014)
3.5	Certificate of Fourth Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.6 to the Form S-1/A filed on March 28, 2014)
3.6	Certificate of Fifth Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on August 21, 2014)
3.7	Certificate of Sixth Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on November 25, 2016)
3.8	Certificate of Seventh Amendment to the Amended and Restated Certificate of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on September 10, 2018)
3.9	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on November 9, 2017)
3.10	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on February 16, 2018)
3.11	Certificate of Designations of Series F Junior Participating Preferred Stock of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on July 17, 2020)

II-3

3.12	Amended and Restated Bylaws of BioSig Technologies, Inc. (incorporated by reference to the Exhibit 3.1 to the Form 8-K filed on September 27, 2019)
3.13	Amendment No. 1 to Amended and Restated Bylaws of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on October 22, 2019)
3.14	Amendment No. 2 to Amended and Restated Bylaws of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on December 28, 2022)
3.15	Amendment No. 3 to the Amended and Restated Bylaws of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on November 8, 2023)
3.16	Certificate of Amendment of Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc., dated January 31, 2024 (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on January 31, 2024)
4.1	Description of Securities (incorporated by reference to Exhibit 4.1 to the Form 10-K filed on April 16, 2024)
4.2	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on February 24, 2020)
4.3	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on July 2, 2021)
4.4	Form of Common Stock Purchase Warrant dated March 22, 2022 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on March 24, 2022)
4.5	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on June 29, 2022)
4.6	Form of Common Stock Purchase Warrant dated December 27, 2022 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on December 28, 2022)
4.7	Form of Common Stock Purchase Warrant dated January 13, 2023 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on January 17, 2023)
4.8	Form of Laidlaw Warrant dated January 13, 2023 (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on February 8, 2023)
4.9	Form of Common Stock Purchase Warrant dated January 24, 2023 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on January 24, 2023)
4.10	Form of Laidlaw Warrant dated January 24, 2023 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on February 7, 2023)
4.11	Form of Common Stock Purchase Warrant dated January 26, 2023 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on January 26, 2023)
4.12	Form of Common Stock Purchase Warrant dated February 8, 2023 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on February 8, 2023)
4.13	Form of Laidlaw Warrant dated February 8, 2023 (incorporated by reference to Exhibit 4.3 to the Form 8-K filed on February 8, 2023)
4.14	Form of Common Stock Purchase Warrant dated February 13, 2023 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on February 13, 2023)
4.15	Form of Laidlaw Warrant dated March 16, 2023 (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on March 15, 2023)
4.16	Form of Common Stock Purchase Warrant dated March 16, 2023 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on March 15, 2023)
4.17	Form of Laidlaw Warrant dated March 29, 2023 (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on March 29, 2023)
4.18	Form of Common Stock Purchase Warrant dated March 29, 2023 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on March 29, 2023)
4.19	Form of Common Stock Purchase Warrant dated April 21, 2023 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on April 21, 2023)
4.20	Form of Laidlaw Warrant dated April 21 2023 (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on April 21, 2023)

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4.21	Form of Common Stock Purchase Warrant dated April 21, 2023 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on April 21, 2023)
4.22	Form of Laidlaw Warrant dated May 22, 2023 (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on May 22, 2023)
4.23	Form of Common Stock Purchase Warrant dated July 31, 2023 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on July 31, 2023)
4.24	Form of Laidlaw Warrant dated July 31, 2023 (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on July 31, 2023)
4.25	Form of Common Stock Purchase Warrant dated September 12, 2023 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on September 12, 2023)
4.26	Form of Laidlaw Warrant dated September 12, 2023 (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on September 12, 2023)
4.27	Form of Common Stock Purchase Warrant dated September 27, 2023 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on September 27, 2023)
4.28	Form of Laidlaw Warrant dated September 27, 2023 (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on September 27, 2023)
4.29	Form of Common Stock Purchase Warrant dated October 16, 2023 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on October 16, 2023)
4.30	Form of Laidlaw Warrant dated October 16, 2023 (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on October 16, 2023)
4.31	Form of Series A Warrant dated November 13, 2023 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on November 13, 2023)
4.32	Form of Series B Warrant dated November 13, 2023 (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on November 13, 2023)
4.33	Form of Placement Agent Warrant dated November 13, 2023 (incorporated by reference to Exhibit 4.3 to the Form 8-K filed on November 13, 2023)
4.34	Form of Common Stock Purchase Warrant dated May 7, 2024 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on May 7, 2024)
4.35	Form of Common Stock Purchase Warrant dated May 30, 2024 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on May 30, 2024)
4.36	Form of Placement Agent Common Stock Purchase Warrant dated May 30, 2024 (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on May 30, 2024)
5.1*	Legal Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Form of Securities Purchase Agreement dated as of March 21, 2022 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on March 24, 2022)
10.2	Form of Securities Purchase Agreement dated as of November 18, 2022 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on November 21, 2022)
10.3	Form of Securities Purchase Agreement dated as of December 21, 2022 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on December 28, 2022)
10.4	Form of Securities Purchase Agreement dated as of January 10, 2023 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 17, 2023)
10.5	Form of Securities Purchase Agreement dated as of January 23, 2023 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 24, 2023)
10.6	Form of Securities Purchase Agreement dated as of January 25, 2023 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 26, 2023)
10.7	General Release and Severance Agreement dated January 29, 2023 by and between Steve Chaussy and BioSig Technologies, Inc. (incorporated by reference to Exhibit 10.1 to the amended Form 8-K filed on February 7, 2023)

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10.8	Form of Securities Purchase Agreement dated as of February 3, 2023 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on February 8, 2023)
10.9+	BioSig Technologies, Inc. 2023 Long-Term Incentive Plan dated February 7, 2023 (incorporated by reference to Exhibit 10.1 to Form 8-K filed on February 9, 2023)
10.10	Form of Securities Purchase Agreement dated as of February 8, 2023 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on February 13, 2023)
10.11	Form of Securities Purchase Agreement dated as of March 14, 2023 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on March 15, 2023)
10.12	Form of Securities Purchase Agreement dated as of March 24, 2023 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on March 29, 2023)
10.13	Form of Securities Purchase Agreement dated as of April 18, 2023 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on April 21, 2023)
10.14	Form of Securities Purchase Agreement dated as of May 16, 2023 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on May 22, 2023)
10.15	Form of Securities Purchase Agreement dated as of June 30, 2023 by and between BioSig AI Sciences, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on June 30, 2023).
10.16	Form of Securities Purchase Agreement dated as of July 21, 2023 by and between BioSig AI Sciences, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on July 19, 2023).
10.17	Form of Securities Purchase Agreement dated as of July 31, 2023 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on July 31, 2023)
10.18	Form of Securities Purchase Agreement dated as of September 12, 2023 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on September 12, 2023)
10.19	Form of Securities Purchase Agreement dated as of September 12, 2023 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on September 27, 2023)
10.20	Form of Securities Purchase Agreement dated as of October 12, 2023 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on October 16, 2023)
10.21	Form of Securities Purchase Agreement dated as of November 8, 2023 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on November 13, 2023)
10.22+	First Amendment to the BioSig Technologies, Inc. 2023 Long-Term Incentive Plan effective as of December 18, 2023 (incorporated by reference to the Exhibit 10.1 to the Form 8-K filed on December 18, 2023)
10.23	Form of Securities Purchase Agreement dated as of January 12, 2024 by and between BioSig Technologies, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 12, 2024)
10.24	Securities Purchase Agreement dated May 7, 2024 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on May 7, 2024)
10.25	Form of Securities Purchase Agreement dated May 30, 2024 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on May 30, 2024
21.1	Subsidiary List of BioSig Technologies, Inc. (incorporated by reference to Exhibit 21.1 to the Form 10-K filed on March 15, 2021).
23.1*	Consent of Marcum LLP
23.2*	Consent of Sichenzia Ross Ference Carmel (contained in Exhibit 5.1)
107*	Calculation of Filing Fees Table

*Filed herewith.

** Portions of this exhibit have been omitted as the registrant has determined that the omitted information is not material and is the type that registrant treats as private or confidential.

+ Indicates management contract or compensatory plan.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, Connecticut, on June 27, 2024.

BioSig Technologies, Inc.

By:	/s/ Anthony Amato
Name:	Anthony Amato
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of BioSig Technologies, Inc., a Delaware corporation, hereby constitutes and appoints Anthony Amato and Ferdinand Groenewald and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony Amato	Chief Executive Officer and Director	June 27, 2024
Anthony Amato	(Principal Executive Officer)

/s/ Ferdinand Groenewald	Interim Chief Financial Officer	June 27, 2024
Ferdinand Groenewald	(Principal Financial Officer)

/s/ Frederick D. Hrkac	Director	June 27, 2024
Frederick D. Hrkac

/s/ Steven E. Abelman	Director	June 27, 2024
Steven E. Abelman

/s/ Donald F. Browne	Director	June 27, 2024
Donald F. Browne

/s/ Chris Baer	Director	June 27, 2024
Chris Baer

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